Exhibit 99.1
FOR IMMEDIATE RELEASE

Press Contact:	Investor Contact:
Eric Boduch	Michael D. Perry
VP Marketing	Sr. VP and CFO
+1-408-212-2256	+1-408-212-2260
eboduch@vitria.com	mperry@vitria.com
VITRIA ANNOUNCES FOURTH QUARTER 2005 RESULTS
SUNNYVALE, Calif., February 1, 2006 Vitria (Nasdaq: VITR), an award winning provider of business process integration solutions, today announced results for the fourth quarter ended December 31, 2005.
•	For the fourth quarter of 2005, total revenue was $11.3 million, compared with $13.5 million for the third quarter of 2005 and $17.6 million for the fourth quarter of 2004.
•	License revenue for the fourth quarter of 2005 was $1.8 million, compared with $3.9 million for the third quarter of 2005 and $6.6 million for the fourth quarter of 2004.
•	Service and other revenue for the fourth quarter of 2005 was $9.5 million, compared with $9.6 million for the third quarter of 2005 and $11.0 million for the fourth quarter of 2004.
•	Gross profit was $6.7 million for the fourth quarter of 2005, compared to $8.0 million for the third quarter of 2005 and $11.8 million for the fourth quarter of 2004.
•	Total operating expenses were $9.0 million for the fourth quarter of 2005, compared with $10.4 million for the third quarter of 2005, and $12.8 million for the fourth quarter of 2004.
•	Excluding charges for restructuring, severance and non-cash stock based compensation, total operating expenses were $8.7 million for the fourth quarter of 2005, compared with $12.5 million for the same period in 2004 and $10.1 million for the third quarter of 2005.
•	The net loss for the fourth quarter of 2005 was $1.8 million, or $0.05 per share, compared with a net loss of $1.9 million, or $0.06 per share, for the third quarter of 2005 and a net loss of $533 thousand, or $0.02 per share, for the fourth quarter of 2004.
•	Total cash and short term investment balances as of December 31, 2005, were $61.5 million, compared to $65.3 million as of September 30, 2005.

Non-GAAP Financial Measures (Regulation G)
Vitria continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Vitria uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Vitria’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Vitria may not be consistent with the presentation of similar companies in Vitria’s industry. However, Vitria presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Vitria’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses and charges mentioned below and the non-GAAP measure of operating expenses that excludes such charges to have a better understanding of the overall performance of Vitria’s business and its ability to perform in subsequent periods.
Vitria computes its non-GAAP financial measures of oeprating expense by adjusting GAAP operating expense to exclude, as applicable, the impact of restructurings, non-cash stock based compensation charges and severance charges. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Vitria’s industry, many of which present the same or similar non-GAAP financial measures to investors. Whenever Vitria uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of operating expenses that exclude these charges to have a better understanding of the overall performance of Vitria’s ongoing business operations and its performance in the periods presented. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Vitria excludes restructuring charges, including (i) employee severance and other termination benefits, and (ii) lease termination costs and other expenses associated with exiting facilities, from its non-GAAP financial measures of operating expenses. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on operating expenses as measured in accordance with GAAP. However, Vitria’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expense related to ongoing operations.
In accordance with GAAP, Vitria incurs non-cash stock based compensation charges. However, these charges result in no ongoing cash expenditures and otherwise have no material impact on Vitria’s ongoing business operations. Vitria believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Vitria’s ongoing operations.

About Vitria
Vitria Technology, Inc., a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 11 offices around the world, Vitria’s customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.
NOTE: Vitria and BusinessWare are trademarks or registered trademarks of Vitria Technology, Inc. All other products and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.
Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors: risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors; risks associated with possible delisting from the stock market on which Vitria’s securities are listed; and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, filed with the SEC on March 31, 2005. Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2005	2004

Assets
Current assets
Cash and cash equivalents	$26,503	$32,106
Short-term investments	34,979	46,457
Accounts receivable, net	7,846	10,529
Other current assets	2,181	1,880

Total current assets	71,509	90,972

Property and equipment, net	1,136	1,053
Other assets	743	872

Total assets	$73,388	$92,897

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,051	$1,777
Accrued payroll and related	3,059	4,186
Accrued liabilities	4,184	4,086
Accrued restructuring expenses	3,460	6,091
Deferred revenue	10,242	11,082

Total current liabilities	21,996	27,222

Long-term liabilities
Accrued restructuring expenses	3,960	7,332
Other long-term liabilities	1,330	750

Total long-term liabilities	5,290	8,082

Stockholders’ Equity
Common stock	34	33
Additional paid-in capital	276,128	275,366
Unearned stock-based compensation	(271)	—
Accumulated other comprehensive income	515	382
Accumulated deficit	(229,808)	(217,692)
Treasury stock	(496)	(496)

Total stockholders’ equity	46,102	57,593

Total liabilities and stockholders’ equity	$73,388	$92,897

Vitria Technology, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended		Three Months Ended	Year Ended
	December 31,		September 30,	December 31,
	2005	2004	2005	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	*

Revenues
License	$1,764	$6,616	$3,929	$13,261	$14,947
Service and other	9,541	11,015	9,559	40,423	46,938

Total revenues	11,305	17,631	13,488	53,684	61,885

Cost of revenues
License	184	116	797	1,388	667
Service and other	4,386	5,735	4,711	20,071	23,635

Total cost of revenues	4,570	5,851	5,508	21,459	24,302

Gross profit	6,735	11,780	7,980	32,225	37,583

Operating expenses
Sales and marketing	3,593	4,961	4,784	18,222	21,990
Research and development	3,353	4,258	3,878	16,609	17,507
General and administrative	1,907	3,336	1,644	10,051	13,316
Stock-based compensation	21	5	22	126	354
Restructuring charges	101	255	38	746	1,052

Total operating expenses	8,975	12,815	10,366	45,754	54,219

Loss from operations	(2,240)	(1,035)	(2,386)	(13,529)	(16,636)

Other income, net	533	480	556	1,668	1,235

Net loss before income taxes	(1,707)	(555)	(1,830)	(11,861)	(15,401)

Provision for income taxes	98	(22)	55	255	493

Net income (loss)	$(1,805)	$(533)	$(1,885)	$(12,116)	$(15,894)

Basic and diluted net income (loss) per share	$(0.05)	$(0.02)	$(0.06)	$(0.36)	$(0.48)

Weighted average shares used in calculating basic and diluted net income (loss) per share	33,571	33,299	33,524	33,487	33,069

Reconciliation of GAAP and non-GAAP information:

	Three Months Ended		Three Months Ended	Year Ended
	December 31,		September 30,	December 31,
	2005	2004	2005	2005	2004

Total expenses	$8,975	$12,815	$10,366	$45,754	$54,219
Stock-based compensation	(21)	(5)	(22)	(126)	(354)
Restructuring charges	(101)	(255)	(38)	(746)	(1,052)
Severance charges	(108)	(24)	(200)	(953)	(1,671)

Total non-GAAP expenses	$8,745	$12,531	$10,106	$43,929	$51,142

* Derived from audited financial statement